news release

GODADDY REPORTS SECOND QUARTER 2019 EARNINGS RESULTS
Q2 Revenue up 13%; Operating Cash Flow up 25% and uFCF up over 8%
GoDaddy Board of Directors Appoints Aman Bhutani as Chief Executive Officer

SCOTTSDALE, Ariz., August 1, 2019 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the second quarter ended June 30, 2019 and the appointment of Aman Bhutani, previously President of Brand Expedia Group, as the company’s new CEO, effective September 4th, 2019. Scott Wagner, Chief Executive Officer, has stepped down for health reasons.
“It has been a great privilege to lead GoDaddy and to have grown with the company for almost eight years,” said Scott Wagner, GoDaddy’s Chief Executive Officer. “The Board and I have worked to identify a tremendous successor and lay the groundwork for a smooth transition. Aman brings a wealth of experience to GoDaddy - an extraordinary track record in growing a scaled business, deep expertise in product and engineering, and strong delivery across go-to-market. Aman is an exceptional leader and has created strong followings in every organization he’s led. He will fit in well with GoDaddy’s culture, while drawing upon his comprehensive skills, mindset and experience to lead the company into the future.”

A nine-year veteran of Expedia Group Inc., Bhutani most recently served as the President of Brand Expedia Group, the largest contributor to the company’s 19% annual growth over the last five years. The Brand Expedia Group encompasses the flagship Expedia brand, Travelocity, and Orbitz, among others. In his prior role as Chief Technology Officer and Senior Vice President of Engineering, Bhutani led the vision and development of a single global technology platform designed to support multiple brands and partners, serving 90 million monthly unique visitors and driving more than $50 billion in annual gross bookings value. Under his leadership, Brand Expedia grew revenue at a healthy double-digit pace through a mixture of organic and inorganic growth. The organic growth strategy was driven by extending the product portfolio, offering more options to travelers, and improving the efficiency and effectiveness of a $1 billion annual performance market spend through automation and machine learning.

“Aman is a proven, extraordinary leader with a strong track record at Expedia for delivering operational excellence in a complex, global business. His extensive knowledge and experience in product and engineering teams, and his belief in culture and leadership as differentiators, will serve GoDaddy well,” said Chuck Robel, Chair of the GoDaddy Board of Directors. “We are extremely grateful for Scott’s vision and leadership - he’s delivered incredible value to customers, employees and shareholders over a sustained period of time. Scott is a stellar strategist and operator, a genuine person and is universally respected. We are incredibly sad to see Scott step down but fully understand and support his decision,” continued Robel.

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“I am honored to have the opportunity to lead this incredible company,” said Bhutani. “GoDaddy’s extraordinary focus on constantly innovating and improving for its entrepreneurs has built a devoted and rapidly growing customer base. I look forward to working closely with everyone at the company to seize the vast opportunities that lie ahead.”

Consolidated Second Quarter Financial Highlights(1)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$737.2	$651.6	13.1%	$1,447.2	$1,284.8	12.6%
Net cash provided by operating activities(2)	$161.3	$128.9	25.1%	$361.0	$277.3	30.2%
Non-GAAP Results
Unlevered free cash flow	$167.8	$154.7	8.5%	$366.6	$317.1	15.6%
Operating Metrics
Total bookings	$846.1	$754.2	12.2%	$1,716.6	$1,537.3	11.7%
Total customers at period end	18,968	17,980	5.5%	18,968	17,980	5.5%
ARPU	$153	$142	7.8%	$153	$142	7.8%

(1)	See reconciliation tables for a detailed listing of certain items included in our condensed consolidated statements of operations.

(2)	Net cash provided by operating activities in 2018 includes cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.

•	Total revenue of $737.2 million, up 13.1% year over year, or approximately 14.7% on a constant currency basis.

•	Total bookings of $846.1 million, up 12.2% year over year, or approximately 13.9% on a constant currency basis.

•	Net cash provided by operating activities of $161.3 million, up 25.1% year over year.

•	Unlevered free cash flow of $167.8 million, up 8.5% year over year.

•	Customers of 19.0 million, up 5.5% year over year.

•	Average revenue per user (ARPU) of $153, up 7.8% year over year.

•	Domains revenue of $334.4 million, up 9.7% year over year.

•	Hosting and Presence revenue of $279.8 million, up 14.4% year over year.

•	Business Applications revenue of $123.0 million, up 20.4% year over year.

•	International revenue of $247.7 million, up 6.2% year over year, or approximately 10.5% on a constant currency basis.

Operating Highlights

•	GoCentral, GoDaddy's website builder, and Managed WordPress continue to see robust subscription growth, driven by feature expansion and improvements in awareness.

•
GoDaddy introduced a new template interface in GoCentral that delivers unparalleled flexibility in the design process, allowing customers to see in real-time what their website could look like with 20 different layouts and hundreds of font and color combinations.

•
GoCentral continues its evolution as a full-fledged marketing and publishing engine helping customers thrive in a social and digital world. Adding to previous integrations with Facebook, Yelp and Google My Business, GoDaddy added Instagram allowing customers to view activity and engagement in GoCentral’s marketing dashboards.

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•	GoDaddy launched its pro tools for WordPress developers using Amazon Lightsail on Amazon Web Services (AWS).

•	GoDaddy's domain platform is in the process of being integrated into AWS and will power AWS’s new domain registration.

•	GoCentral and Smartline free trials are available to Amazon Business' Business Prime members.

•	GoDaddy partnered with Kabbage, the leading provider of small business financing, to help customers get access to financing solutions throughout their lifecycle.

•	GoDaddy expanded its partnership with PayPal to enable payment processing through the PayPal Commerce Platform.

•
In June 2019 GoDaddy issued unsecured senior notes in an aggregate principal amount of $600.0 million at par, the proceeds of which were used to prepay $600.0 million of the outstanding principal balance of pre-existing term loans. The senior notes bear interest at a rate of 5.25% per annum, mature on December 1, 2027 and provide greater financial flexibility and longer duration for our debt.

Balance Sheet
At June 30, 2019, total cash, cash equivalents and short-term investments were $1,222.4 million, total debt was $2,444.8 million and net debt was $1,222.4 million.
Business Outlook
For the full year 2019, GoDaddy expects revenue in the range of $2.97 billion to $3.00 billion, representing full-year growth of 12% to 13% versus 2018. For the third quarter ending September 30, 2019, GoDaddy expects revenue of $755 million to $765 million.
For the full year 2019, GoDaddy expects unlevered free cash of approximately $730 million to $745 million, representing full-year growth of 18% to 20% versus 2018. GoDaddy expects full-year cash interest payments of approximately $80 million to $85 million.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and release of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss second quarter 2019 results at 5:00 p.m. Eastern Time on August 1, 2019. To hear the call, dial (833) 286-5800 in the United States or (647) 689-4445 from international locations, with passcode 2766257. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in

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addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: our CEO transition; launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans and marketing strategy; any statements regarding our future financial results; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: our ability to manage our CEO transition successfully; the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 as well as those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be

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considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and purchases of property and equipment, such as infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. With 19 million customers worldwide, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Domains	$334.4	$304.8	$654.0	$596.5
Hosting and presence	279.8	244.6	548.7	484.4
Business applications	123.0	102.2	244.5	203.9
Total revenue	737.2	651.6	1,447.2	1,284.8
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	254.6	221.3	491.0	436.6
Technology and development	127.2	105.1	251.2	207.1
Marketing and advertising	90.3	67.4	180.6	141.9
Customer care	87.6	76.3	177.9	156.7
General and administrative(2)	104.8	81.0	197.8	157.4
Depreciation and amortization	53.8	57.0	111.0	114.8
Total costs and operating expenses	718.3	608.1	1,409.5	1,214.5
Operating income	18.9	43.5	37.7	70.3
Interest expense	(23.1)	(24.7)	(47.5)	(48.5)
Tax receivable agreements liability adjustment	—	—	8.7	(0.1)
Loss on debt extinguishment	(14.5)	—	(14.5)	—
Other income (expense), net	5.2	0.2	11.4	1.2
Income (loss) before income taxes	(13.5)	19.0	(4.2)	22.9
Benefit for income taxes	0.8	1.2	4.7	1.5
Net income (loss)	(12.7)	20.2	0.5	24.4
Less: net income (loss) attributable to non-controlling interests	(0.1)	2.1	0.2	3.0
Net income (loss) attributable to GoDaddy Inc.	$(12.6)	$18.1	$0.3	$21.4
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$(0.07)	$0.12	$—	$0.15
Diluted	$(0.07)	$0.11	$—	$0.14
Weighted-average shares of Class A common stock outstanding:
Basic	176,007	152,577	173,517	145,249
Diluted	176,007	180,881	183,874	179,955
___________________________
(1) Costs and operating expenses include equity-based compensation as follows:
Cost of revenue	$0.2	$—	$0.2	$—
Technology and development	20.3	13.6	40.3	27.3
Marketing and advertising	4.1	2.1	8.4	5.0
Customer care	2.6	1.3	5.2	2.5
General and administrative	14.4	11.2	34.4	24.9
Total equity-based compensation	$41.6	$28.2	$88.5	$59.7

(2)	See reconciliation tables for certain items included in our condensed consolidated statements of operations.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$1,198.8	$932.4
Short-term investments	23.6	18.9
Accounts and other receivables	24.8	26.4
Registry deposits	24.2	28.3
Prepaid domain name registry fees	385.7	363.2
Prepaid expenses and other current assets	63.3	58.1
Total current assets	1,720.4	1,427.3
Property and equipment, net	260.1	299.0
Operating lease assets	148.3	—
Prepaid domain name registry fees, net of current portion	185.7	183.6
Goodwill	2,965.8	2,948.0
Intangible assets, net	1,153.1	1,211.5
Other assets	15.5	14.0
Total assets	$6,448.9	$6,083.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$82.9	$61.6
Accrued expenses and other current liabilities	396.7	414.3
Deferred revenue	1,521.3	1,393.7
Long-term debt	19.2	16.6
Total current liabilities	2,020.1	1,886.2
Deferred revenue, net of current portion	652.4	623.8
Long-term debt, net of current portion	2,387.7	2,394.2
Operating lease liabilities, net of current portion	134.3	—
Payable to related parties pursuant to tax receivable agreements	175.3	174.3
Other long-term liabilities	14.9	63.2
Deferred tax liabilities	107.5	117.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	894.1	699.8
Retained earnings	168.4	164.8
Accumulated other comprehensive loss	(117.6)	(72.1)
Total stockholders' equity attributable to GoDaddy Inc.	945.1	792.7
Non-controlling interests	11.6	31.8
Total stockholders' equity	956.7	824.5
Total liabilities and stockholders' equity	$6,448.9	$6,083.4

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net income	$0.5	$24.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111.0	114.8
Equity-based compensation	88.5	59.7
Loss on debt extinguishment	14.5	—
Tax receivable agreements liability adjustment	(8.7)	0.1
Other	11.4	(6.5)
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	4.0	(11.5)
Prepaid domain name registry fees	(25.7)	(26.6)
Deferred revenue	157.2	154.2
Other operating assets and liabilities	8.3	(31.3)
Net cash provided by operating activities	361.0	277.3
Investing activities
Purchases of short-term investments	(40.6)	(6.9)
Maturities of short-term investments	36.3	0.4
Business acquisitions, net of cash acquired	(37.0)	(14.1)
Purchases of property and equipment	(45.9)	(35.9)
Other investing activities	(1.3)	(14.3)
Net cash used in investing activities	(88.5)	(70.8)
Financing activities
Proceeds received from:
Issuance of Senior Notes	600.0	—
Stock option exercises	37.0	35.7
Issuance of Class A common stock under ESPP	16.6	11.9
Payments made for:
Repayment of term loans	(612.5)	(12.5)
Contingent consideration for business acquisitions	(33.5)	(9.2)
Financing-related costs	(10.9)	—
Leases and other financing obligations	(2.1)	(4.0)
Net cash provided by (used in) financing activities	(5.4)	21.9
Effect of exchange rate changes on cash and cash equivalents	(0.7)	(1.4)
Net increase in cash and cash equivalents	266.4	227.0
Cash and cash equivalents, beginning of period	932.4	582.7
Cash and cash equivalents, end of period	$1,198.8	$809.7

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(in millions)
Total Bookings:
Total revenue	$737.2	$651.6	$1,447.2	$1,284.8
Change in deferred revenue	52.0	52.2	157.3	154.5
Net refunds	56.9	50.0	112.1	99.9
Other	—	0.4	—	(1.9)
Total bookings	$846.1	$754.2	$1,716.6	$1,537.3

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$161.3	$128.9	$361.0	$277.3
Impact of discontinued operations(1)	—	21.4	—	21.4
Cash paid for interest on long-term debt	18.4	20.0	39.8	40.5
Cash paid for acquisition-related costs	4.6	4.2	11.7	13.8
Capital expenditures	(16.5)	(19.8)	(45.9)	(35.9)
Unlevered free cash flow	$167.8	$154.7	$366.6	$317.1

(1)	Impact of discontinued operations in 2018 relates to cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.

The following table details certain items included in our condensed consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(in millions)
Operating income includes the following:
Accrual for legal settlement expenses recorded in general and administrative expenses	$18.1	$—	$18.1	$—
Acquisition-related expenses recorded in general and administrative expenses	$2.6	$10.2	$5.2	$16.5

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The following table provides a reconciliation of net debt:

June 30, 2019

(in millions)
Net Debt:
Current portion of long-term debt	$19.2
Long-term debt	2,387.7
Unamortized original issue discount on long-term debt	12.4
Unamortized debt issuance costs	25.5
Total debt	2,444.8
Less: Cash and cash equivalents	(1,198.8)
Less: Short-term investments	(23.6)
Net debt	$1,222.4
Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	June 30,
	2019	2018

	(in thousands)
Shares Outstanding:
Class A common stock	176,727	158,098
Class B common stock	1,566	13,906
Total common stock outstanding	178,293	172,004
Effect of dilutive securities	6,758	9,642
	185,051	181,646
CONTACTS:
Investors

Sam Kemp
602.817.7253
investors@godaddy.com

Media

Karen Tillman
480.366.3183
pr@godaddy.com

© 2019 GoDaddy Inc. All Rights Reserved.

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